Exhibit 4.2

Deed of Amendment and

Termination

Prima BioMed Limited

SpringTree Global Opportunities Fund, LP

Convertible Loan Agreement

Allens Arthur Robinson

Deutsche Bank Place

Corner Hunter and Phillip Streets

Sydney NSW 2000 Australia

Tel +61 2 9230 4000

Fax +61 2 9230 5333

www.aar.com.au

© Copyright Allens Arthur Robinson, Australia 2011

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Deed of Amendment and Termination

Table of Contents

1.	DEFINITIONS AND INTERPRETATION		1

2.	AMENDMENTS		1

	2.1	The following definitions are inserted in Section 1:	1

	2.2	The definition of “Closing” is amended as set out below so that the words which are underlined are added to that definition:	2

	2.3	The definition of “Conversion Price” is amended as set out below so that the words which are underlined are added to that definition and the words which are crossed through are deleted from that definition:	2

	2.4	The definition of “Investor’s Shares” is amended as set out below so that the words which are underlined are added to that definition:	2

	2.5	The definition of “Prohibited Transaction” is amended as set out below so that the words which are underlined are added to that definition and the words which are crossed through are deleted from that definition:	2

	2.6	The definition of “Repayment Date” is amended as set out below so that the words which are underlined are added to that definition and the words which are crossed through are deleted from that definition:	3

	2.7	The definition of “Tranche” is amended as set out below so that the words which are underlined are added to that definition:	3

	2.8	The final paragraph of Section 2 is amended as set out below so that the words which are underlined are added to that Section:	3

	2.9	Section 2A is inserted in the Agreement as follows:	4

	2.10	Section 8A is inserted in the Agreement as follows:	4

	2.11	Section 10.2 is amended as set out below so that the words which are underlined are added to that Section:	5

	2.12	Section 10.5.5 is amended as set out below so that the words which are underlined are added to that Section and the words which are crossed through are deleted from that Section:	6

	2.13	Section 11 is amended as set out below so that the words which are underlined are added to that Section and the words which are crossed through are deleted from that Section:	6

	2.14	Section 11.6 is inserted in the Agreement as follows:	7

	2.15	The first paragraph of Section 12 is amended as set out below so that the words which are underlined are added to that Section:	7

	2.16	Section 12.28 is inserted in the Agreement as follows:	7

	2.17	Section 12.29 is inserted in the Agreement as follows:	8

	2.18	Section 13.3 is amended as set out below so that the words which are underlined are added to that Section and the words which are crossed through are deleted from that Section:	9

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	2.19	Section 14A is inserted in the Agreement as follows:	10

	2.20	Section 15.12 is amended as set out below so that the words which are underlined are added to that Section and the words which are crossed through are deleted from that Section:	11

	2.21	Section 15.25 is inserted as follows:	11

	2.22	Section 20.6 is amended as set out below so that the words which are underlined are added to that Section and the words which are crossed through are deleted from that Section:	11

3.	EFFECTIVE DATE		12

4.	ANNOUNCEMENT		12

5.	REMAINING PROVISIONS UNAFFECTED		12

6.	GOVERNING LAW AND JURISDICTION; WAIVER OF TRIAL BY JURY		12

	6.1	GOVERNING LAW; SUBMISSION TO JURISDICTION	12

	6.2	WAIVER OF JURY TRIAL.	13

7.	COUNTERPARTS		14

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Deed of Amendment and Termination

Date	10 January 2011

Parties

1.	Prima BioMed Limited (ACN 009 237 889) of Suite 1, 1233 High Street, Armadale, Victoria 3143, Australia (the Company)

2.	SpringTree Global Opportunities Fund, LP, a Delaware limited partnership, of 370 Lexington Avenue, Suite 1900, New York, NY 10017, USA (the Investor)

Recitals

A	The Company and the Investor are parties to the Convertible Loan Agreement dated 20 July 2009, as amended on or around 21 October 2009 pursuant to an Amendment Deed (the Agreement).

B	The parties wish to amend and terminate the Agreement in the manner set out in this Deed.

It is agreed as follows.

1.	Definitions and Interpretation

(a)	Words which are defined in the Agreement and which are used in this Deed have the same meaning in this Deed as in the Agreement, unless the context requires otherwise.

(b)	The provisions of Section 20.26 of the Agreement form part of this Deed as if set out at length in this Deed.

(c)	The following additional definition applies to this Deed:

Effective Date means the date this Deed is signed by both parties.

2.	Amendments

On and from the Effective Date, the Agreement is amended as follows:

2.1	The following definitions are inserted in Section 1:

“Commitment Option Sale Notice has the meaning set out in Section 14A.

Commitment Option Sale Notice Period has the meaning set out in Section 14A.

Convertible Security has the meaning set out in Section 2A.

Effective Date has the meaning given to that term in clause 1(c) of the Final Deed.

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Final Deed means the Deed of Amendment and Termination of the Agreement, dated on or about 10 January 2011.

Market Price means the VWAP per Share on the Trading Day immediately prior to the date of the New Closing.

New Closing has the meaning set out in Section 2A.

Option Purchase has the meaning given to that term in Section 14A.

Placement Shares has the meaning given to that term in Section 2A.”

2.2	The definition of “Closing” is amended as set out below so that the words which are underlined are added to that definition:

““Closing” shall mean each of the First Closing, the Second Closing, the Third Closing, the New Closing, and the Subsequent Closings.”

2.3	The definition of “Conversion Price” is amended as set out below so that the words which are underlined are added to that definition and the words which are crossed through are deleted from that definition:

““Conversion Price,” (a) in relation to each Excluded Repayment, shall equal the lesser of (A) Conversion Price A and (B) 90% of the average of the VWAPs per Share on any five (5) consecutive Business Days (chosen by the Investor) during the period commencing on the date of the Closing in which the Tranche being repaid was advanced to the Company and ending on the date immediately prior to the Repayment Date of such Tranche (“Conversion Price B”); subject to all adjustments pursuant to this Agreement; (b) in relation to each other Repayment made after the Effective Date, other than a Repayment or Repayments of the Tranche advanced by way of the Convertible Security, shall equal Conversion Price B; and (c) in relation to each Repayment of the Tranche advanced by way of the Convertible Security, shall equal 90% of the average of the VWAPs per Share on any five (5) consecutive Business Days (chosen by the Investor) during the twenty (20) Trading Days prior to the Repayment Date of such Tranche.”

2.4	The definition of “Investor’s Shares” is amended as set out below so that the words which are underlined are added to that definition:

““Investor’s Shares” shall mean the Repayment Shares, the Collateral Shares, the Placement Shares, and the Shares issued or issuable on exercise of the Options.”

2.5	The definition of “Prohibited Transaction” is amended as set out below so that the words which are underlined are added to that definition and the words which are crossed through are deleted from that definition:

““Prohibited Transaction” shall mean:

(A) a transaction with a third party or third parties in which the Company issues or sells (a) any debt, equity or equity-linked securities (including options) that are convertible into, exchangeable or exercisable for, or include the right to receive, Shares (i) at a conversion, exercise or exchange rate or other price that is based on, and/or varies with, the trading prices of, or quotations for, the Shares, or (ii) at a conversion,

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exercise or exchange rate or other price that is subject to being reset at some future date after the initial issuance of such debt, equity or equity-linked security or upon the occurrence of specified or contingent events, or (b) any securities in a capital or debt raising transaction or series of related transactions which grant to an investor the right to receive additional securities based upon future transactions of the Company on terms more favorable than those granted to such investor in such first transaction or series of related transactions; and shall be deemed to include transactions generally referred to as equity lines of credit and stand-by equity distribution agreements, and convertible notes and loans having a similar effect. For the avoidance of doubt, none of rights issuances, shareholder purchase plans, convertible notes, or equity issuances, each at a fixed price per Share, shall be deemed to be a Prohibited Transaction

2.6	The definition of “Repayment Date” is amended as set out below so that the words which are underlined are added to that definition and the words which are crossed through are deleted from that definition:

““Repayment Date” shall mean (a) as to the first Tranche, the date immediately preceding the date of the Second Closing, (b) as to each Tranche other than the first Tranche and the Tranche advanced by way of the Convertible Security at the New Closing, the 28th calendar day after the date of the Closing of that Tranche, and (c) as to the Tranche advanced by way of the Convertible Security at the New Closing, each date specified by the Investor in its discretion by providing the Company one (1) Business Day’s prior notice or notices at any time on or before 29 March 2011;

except (i) as adjusted pursuant to Sections 15.20 or 18.1, and (ii) where a Repayment Date falls on a day that is not a Business Day then the Business Day that immediately precedes the date that would otherwise be such Repayment Date, shall be the Repayment Date.”

2.7	The definition of “Tranche” is amended as set out below so that the words which are underlined are added to that definition:

““Tranche” shall mean the Australian dollar amount lent by the Investor to the Company at a Closing, and for clarity, includes the amount advanced by the Investor to the Company in the Convertible Security.

2.8	The final paragraph of Section 2 is amended as set out below so that the words which are underlined are added to that Section:

“…provided that there shall be no more than a total of thirty-seven (37) Closings, the aggregate amount that the Investor shall lend to the Company shall not exceed AU$25,500,000 (the “Total”), there shall be no additional Closings other than the New Closing following the Effective Date of the Final Deed, and all amounts to be lent pursuant to this Section 2 shall be subject to all adjustments pursuant to all other provisions of this Agreement, including the adjustments set forth in Sections 15.10 and

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15.16. Notwithstanding the foregoing, where a date of a Closing (a “Closing Date”) falls on a day that is not a New York Business Day, the Closing shall occur on the day that is the next day that is a New York Business Day.”

2.9	Section 2A is inserted in the Agreement as follows:

“2A. New Closing. On the terms and subject to the conditions of this Agreement, and in reliance on the respective representations and warranties of the Parties, on the next New York Business Day after the Effective Date:

(i)	the Investor will advance to the Company, in immediately available funds, AU$1,250,000, in consideration of which the Company will issue to the Investor such number of Shares as is equal to AU$1,250,000 divided by the Market Price, provided that if the resultant number contains a fraction, such number shall be rounded up to the next highest whole number (the Placement Shares); and

(ii)	the Investor shall advance to the Company, in immediately available funds, AU$1,250,000, in consideration of which the Company shall issue (and, at the New Closing shall be deemed to have issued) to the Investor an uncertificated convertible security on the terms set out in this Agreement (the Convertible Security)

(collectively, the New Closing).”

2.10	Section 8A is inserted in the Agreement as follows:

“8A. Conditions Precedent to the Obligations of the Investor – New Closing. The obligations of the Investor to effect the New Closing shall be subject to the fulfilment before the New Closing of each of the following conditions (and the Investor may, but is not required to, deem the absence of notification by the Company prior to the New Closing that any conditions to the New Closing have not been fulfilled to be an assurance that all conditions have been fulfilled):

(a)	The Company has performed or complied in all respects with all agreements and covenants required by the Agreement and the Final Deed to be performed or complied with by the Company as at or prior to the date of the New Closing.

(b)	The Company has delivered or caused to be delivered to the Investor, and the Investor has received:

(i)	copies of the resolutions duly adopted by the Board of Directors of the Company approving entry into the Final Deed and the issue of the Placement Shares and the Convertible Security;

(ii)	an executed Appendix 3B and confirmation that it has been timely lodged by the Company with ASX, in respect of the Placement Shares and the Convertible Security;

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(iii)	an executed cleansing statement and confirmation that it has been timely lodged by the Company with ASX in respect of the Placement Shares;

(iv)	a holding statement from the Company’s security registrar confirming that the name of the Investor or its nominee or designee has been entered onto the Company’s share registrar as holding the Placement Shares;

(v)	copies of such additional documents, certificates, payments, assignments, transfers and other deliveries as the Investor or its legal counsel may reasonably request or as are customary in Australia to effect a closing of the matters contemplated in this Agreement; and

(vi)	the flow of funds request.

(c)	The Company has obtained all shareholder approvals for the purposes of Listing Rule 7.4 for any previous issues of securities by the Company (if required) so that the issue of the Placement Shares and the Convertible Security may proceed without breaching Listing Rule 7.1, and delivered to the Investor, and the Investor has received, documentary evidence (reasonably satisfactory to the Investor) of such shareholder approval having been obtained.

(d)	The representations and warranties of the Company contained in Section 12 of the Agreement are true and correct in all material respects as of the dates as of which they are made or deemed to be made under this Agreement.

(e)	Any and all consents, permits, approvals, registrations, waivers and documents, in the reasonable opinion of the Investor necessary or appropriate for the issue of the Placement Shares and the Convertible Security, have been issued by the Company and received by the Investor and remain in full force and effect.

(f)	The Investor is of the opinion, acting reasonably, that:

(i)	no Event of Default other than a Remediable Event of Default has occurred;

(ii)	no Remediable Event of Default has occurred and is continuing; and

(iii)	no Event of Default would result from the issue of the Placement Shares or the Convertible Security.

(g)	The Investor has received each of the documents required to be delivered, or which evidences satisfaction of the conditions in accordance with paragraphs (a) – (e) of this Section 8A.”

2.11	Section 10.2 is amended as set out below so that the words which are underlined are added to that Section:

“10.2 Repayment Shares. The number of Tranche Repayment Shares that the Company shall issue and Electronically Deliver as repayment of a Tranche shall be determined by dividing the Australian dollar amount of that Tranche or, in the case of the Tranche

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advanced at the New Closing, that part of the Tranche that the Investor has notified the Company it wishes to convert (for the avoidance of doubt, before giving effect to any set-offs set forth in Sections 4.1 and 4.2 or other valid set-offs) by the Conversion Price, provided that if the resultant number contains a fraction, such number shall be rounded up to the next highest whole number.”

2.12	Section 10.5.5 is amended as set out below so that the words which are underlined are added to that Section and the words which are crossed through are deleted from that Section:

“10.5.5

(i)	If the Repayment Shares or the Options may not be issued without breaching Listing Rule 7.1, the Company has obtained an approval under Listing Rule 7.4 for any previous issues of securities by the Company (including securities already issued to the Investor) to the extent it is required so that the Repayment Shares and/ or the Options may be issued without breaching Listing Rule 7.1.

(ii)	The issue and Electronic Delivery of the Repayment Shares, and the issue of the Options, would not result in the Company being in breach of the Listing Rules or any other Law.

(iii)	The ASX has not indicated to the Company that quotation of the Repayment Shares on the ASX will not be granted upon notification to the ASX of their issue.

(iv)	The Investor has received such additional documents, certificates, payments, assignments, transfers and other deliveries as it or its legal counsel may reasonably request to effect the Repayment and the issue of the Repayment Shares and the Options.”

2.13	Section 11 is amended as set out below so that the words which are underlined are added to that Section and the words which are crossed through are deleted from that Section:

“11. Security.

11.1 Issue of Collateral Shares. At the First Closing, the Company shall issue and Electronically Deliver the Collateral Shares to the Investor or its designee or nominee. The Collateral Shares shall be issued to secure the Loan, and in consideration of the Investor agreeing to enter into this Agreement and make the Loan to the Company.

11.2 Return of Collateral. The Investor shall, on or before 29 March 2011 :

11.2.1. [Reserved] - 11.2.2. pay to the Company (in immediately available funds) an amount in lieu of cancellation of the Collateral Shares (and as discharge of the security represented by the Collateral Shares and in full and final settlement of all Investor’s liabilities in connection with the Collateral Shares) equal to the Collateral Share Holding Number, multiplied by the lower of (a) 90% of the average of the VWAPs per Share on any five (5) consecutive Business Days (chosen by the Investor) during the period

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commencing on the date of the Closing most recently preceding the date of termination of this Agreement and ending on the date that is immediately prior to the date on which such payment is made, or (b) AU$0.10; subject to Section 11.5.

11.3. [Reserved]

11.4. [Reserved] 11.5. Suspended Shares. Where the Investor would otherwise be required to make a payment to the Company in immediately available funds under Section 11.2.2, and the Shares are suspended or halted from trading on the ASX for a period that has exceeded or is reasonably expected to exceed, seven (7) Business Days, or the Company has ceased to be listed on the ASX, the Investor shall pay to the Company (as discharge of the security represented by the Collateral Shares, in lieu of its payment under Section 11.2.2, and in full and final settlement of all Investor’s liabilities in connection with the Collateral Shares), the lower of (a) the fair market value (as of the date as of which the payment under Section 11.2.2 would otherwise be made) of the number of Shares that is equal to the Collateral Share Holding Number, or (b) the Collateral Shareholding Number (subject to Section 11.5) multiplied by AU$0.10.”

2.14	Section 11.6 is inserted in the Agreement as follows:

“11.6. Fee. If the average of the five (5) daily VWAPs prior to the date on which the Investor makes the payment for the Collateral Shares pursuant to Section 11.2.2 is equal to 85% or less of the Market Price, the Company shall pay the Investor a fee of AU$250,000. If the fee is due from the Company to the Investor, the Investor shall be entitled to set-off the amount of that fee against the amount that the Investor is required to pay for the Collateral Shares under Section 11.2.2.”

2.15	The first paragraph of Section 12 is amended as set out below so that the words which are underlined are added to that Section:

“12. Representations and Warranties of the Company. The Company acknowledges that the Investor has entered into this Agreement in reliance on the Company’s representations and warranties set forth herein. Each representation and warranty of the Company is to be construed independently of the others and is not limited by reference to any other representation or warranty. The Company shall immediately notify the Investor upon becoming aware of any breach of any representation or warranty given by the Company under this Agreement. The Company hereby represents and warrants to the Investor, on and as of the Execution Date, the Effective Date, each Closing Date and each Repayment Date, and as of each Closing, and where qualified by an express reference herein as to the representation or the warranty being given on and as of a particular other date or dates, on and as of that date or dates, that except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”), the following are true:”

2.16	Section 12.28 is inserted in the Agreement as follows:

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“12.28. Capacity. As at the Effective Date, the Company has capacity to issue up 15%, or 113,265,224, of additional Equity Securities (as such term is defined in the Listing Rules).”

2.17	Section 12.29 is inserted in the Agreement as follows:

“12.29. U.S. Compliance.

(i)	No general solicitation. Neither the Company nor to its knowledge, any person acting on its behalf, has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act), in connection with the offer or sale of any security of the Company.

(ii)	No integrated offering. Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of any security, in a manner, or under circumstances, that:

(A)	would adversely affect reliance by the Company on the provisions of Rule 506 of Regulation D under the Securities Act for the exemption from registration for the Contemplated Transactions;

(B)	would require registration of the sale of the Securities under the Securities Act; or

(C)	would cause such offer or solicitation to be deemed integrated with the offering of the Securities, whether under the Listing Rules, the Securities Act, or otherwise.

(iii)	Private placement. The offer and sale of the Securities to the Investor, as contemplated by this Agreement, is exempt from:

(A)	the registration requirements of the Securities Act by virtue of Rule 506 of Regulation D under the Securities Act; and

(B)	the registration and/or qualification provisions of all applicable U.S. state securities laws.

(iv)	Foreign private issuer. Less than fifty percent (50%) of the outstanding voting securities of the Company are directly or indirectly owned of record by residents of the United States. The Company is a “foreign private issuer” as that term is defined in Rule 405 under the Securities Act.

(v)	Category 1 securities. The Securities are eligible for Category 1 under Rule 903 of Regulation S under the Securities Act.

(vi)	No registration required. The Company is not required to register its securities under the Securities Act, the United States Securities Exchange Act of 1934, as amended, and the rules and regulations under either of the foregoing.”

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2.18	Section 13.3 is amended as set out below so that the words which are underlined are added to that Section and the words which are crossed through are deleted from that Section:

“13.3

U.S. Compliance.

13.3.1 Investment Intent. The Investor understands that the Securities are “restricted securities” under the United States Security Act of 1933 as amended and have not been registered under the Securities Act or any applicable state securities law, and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws. For purposes of assuring that the Investor is not an underwriter within the meaning of Section 2(a)(11) of the Securities Act for purposes of Rule 502(d) under the Securities Act, the Investor represents that it:

(i)	is acquiring the Securities as principal for its own account for investment purposes only (as contemplated by the Securities Act and the rules and regulations thereunder) and not with a present view to or for distributing or reselling such Securities or any part of the Securities in violation of the Securities Act;

(ii)	has no present intention of distributing any of such Securities in violation of the Securities Act; and

(iii)	has no arrangement or understanding with any other person or persons regarding the distribution of such Securities in violation of the Securities Act.

13.3.2 Investor status. At the time the Investor was offered the Securities, it was, and at the Effective Date it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Investor is not, and is not required to be, registered as a broker or dealer under section 15 of the United States Security Act of 1933 as amended.

13.3.3 Experience of the Investor.

(i)	The Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

(ii)	The Investor has been represented and advised by advisors of its own choice, including financial advisors, tax advisors and legal counsel, who have assisted the Investor in understanding and evaluating the risks and merits associated with the Contemplated Transactions.

(iii)	The Investor is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment.

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13.3.4 Adequate information. The Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has reviewed such information as the Investor considers necessary or appropriate to evaluate the risks and merits of an investment in, and make an informed investment decision with respect to, the Securities.

13.3.5. General solicitation. The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, or in any filing with the United States Securities and Exchange Commission, or any other general solicitation or general advertisement.”

2.19	Section 14A is inserted in the Agreement as follows:

“14A. Transfer of Commitment Options.

(a)	If, at any time on or before December 31, 2011, the Investor wishes to sell the Commitment Options to a third party that is not an Affiliate of the Investor, then the Investor shall give the Company written notice of its intent to sell the Commitment Options (the Commitment Option Sale Notice). Upon the Investor giving the Company the Commitment Option Sale Notice, the Company shall have ten (10) Business Days (the Commitment Option Sale Notice Period):

(i)	to identify a party to purchase all of the Commitment Options at a price per Commitment Option that is equal to, or greater than, the difference between the daily VWAP on the Trading Day most recently preceding the date of such purchase and the Commitment Option Exercise Price, and otherwise on the terms reasonably acceptable to the Investor (the Option Purchase);

(ii)	to notify the Investor of the identity of such party; and

(iii)	to cause such party to complete the Option Purchase;

provided that the Company shall have the right set out in the preceding two sentences of this Section 14A only if Mr. Martin Rogers remains the Managing Director of the Company at all times before the Option Purchase is completed.

(b)	If following the expiration of the Commitment Option Sale Notice Period, the Option Purchase has not been completed (other than due to a failure by the Investor), nothing herein shall be deemed to restrict the Investor’s right to sell any or all of the Commitment Options to any third parties at any time.

(c)	For clarity, nothing in this Section 14A shall be deemed to restrict the Investor’s right to exercise any Options and dispose of any Shares received as a result of an exercise of Options; and Section 14A(a) does not bestow any rights on the Company in connection with such exercise or disposal.”

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2.20	Section 15.12 is amended as set out below so that the words which are underlined are added to that Section and the words which are crossed through are deleted from that Section:

“Prohibited Transactions. From the date of execution of this Agreement until 30 June 2011, the Company shall not effect, or enter into an agreement to effect, any Prohibited Transaction, including any transactions under the Fortrend Agreement.”

2.21	Section 15.25 is inserted as follows:

“15.25. Integration. The Company shall not, and shall cause all of its Affiliates, and all persons acting on its or their behalf not to, directly or indirectly, sell, offer for sale or solicit offers to buy, or otherwise negotiate in respect of, any security, in a manner, or under circumstances, that:

(a)	will adversely affect reliance by the Company on the provisions of Rule 506 of Regulation D under the Securities Act for the exemption from registration for the Contemplated Transactions;

(b)	will require registration of the sale of the Securities under the Securities Act; or

(c)	will cause such offer or solicitation to be deemed integrated with the offering of the Securities, whether under the Listing Rules, the Securities Act, or otherwise.”

2.22	Section 20.6 is amended as set out below so that the words which are underlined are added to that Section and the words which are crossed through are deleted from that Section:

“20.6 Termination. This Agreement may be terminated, without limiting the generality of Section 19.1:

20.6.1. by the mutual written consent of the Parties, at any time (and shall be automatically terminated effective as of the Repayment of the Convertible Security or, as the case may be, its final part of the Convertible Security that remains outstanding);

20.6.2. by either Party, by written notice to the other Party, effective immediately, if the New Closing shall not have occurred within 10 Business Days of the Effective Date, provided that the right to terminate this Agreement under this Section 20.6.2 shall not be available to any Party (a) that is in material breach of or default under this Agreement or, (b) in the case of purported termination under Section 20.6.2, whose failure to fulfill any obligation under this Agreement shall have been the principal cause of, or shall have resulted in, the failure of the New Closing to occur;

20.6.6. by the Investor, as set forth in Sections 15.15, 15.20.3, 18 or 20.18;

20.6.7. by the Investor, by written notice to the Company, effective as of the date stipulated (in the Investor’s sole discretion) by the Investor in such notice; provided that the Company shall have given notice to the Investor of its intention to undertake, shall have undertaken, or shall have become required to undertake, a Repayment in immediately available funds for any reason, including under Sections 10.3, 15.14 or 15.15 (and, for the avoidance of doubt, such right of termination shall not be deemed to have been waived in

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connection with subsequent Repayments in immediately available funds if not exercised in connection with any earlier Repayment in immediately available funds); or

20.6.8. by the Company, by written notice to the Investor, effective on its delivery to the Investor, provided that an Insolvency Event in relation to the Investor shall have occurred.”

3.	Effective Date

This Deed takes effect, and the parties agree to be bound by the Agreement as amended by this Deed, on and from the Effective Date.

4.	Announcement

The Company shall make an announcement on ASX in relation to the matters set out in this Deed, in a form agreed with the Investor, on the Effective Date.

5.	Remaining Provisions Unaffected

Except as specifically amended by this Deed, all terms and conditions of the Agreement remain in full force and effect. With effect on and from the Effective Date, the Agreement as amended by this Deed is to be read as a single integrated document incorporating the amendments effected by this Deed.

6.	Governing Law and Jurisdiction; Waiver of Trial by Jury

6.1	GOVERNING LAW; SUBMISSION TO JURISDICTION

(a)	THIS DEED SHALL BE GOVERNED BY THE LAWS OF NEW SOUTH WALES WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. EACH PARTY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF COURTS EXERCISING JURISDICTION IN NEW SOUTH WALES, AND WAIVES ANY RIGHT TO CLAIM THAT THOSE COURTS ARE AN INCONVENIENT FORUM.

(b)

EACH PARTY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF (I) ANY DISPUTE, SUIT, ACTION, PROCEEDING OR JUDGMENT BASED ON, ARISING OUT OF, IN CONNECTION WITH, WITH RESPECT TO, OR RELATING TO THIS DEED, ANY OF THE TRANSACTION DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS DEED OR ANY OF THE TRANSACTION DOCUMENTS, AND (II) ENFORCEMENT OF ANY AWARD ISSUED HEREUNDER OR THEREUNDER; AND (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT

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SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT. SERVICE OF PROCESS IN CONNECTION WITH ANY SUCH DISPUTE, SUIT, ACTION, PROCEEDING OR JUDGMENT MAY BE SERVED ON EACH PARTY ANYWHERE IN THE WORLD BY THE SAME METHODS AS ARE SPECIFIED FOR THE GIVING OF NOTICES UNDER THIS DEED. EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH DISPUTE, SUIT, ACTION, PROCEEDING OR JUDGMENT AND TO THE LAYING OF VENUE IN SUCH COURT. EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH DISPUTE, SUIT, ACTION, PROCEEDING OR JUDGMENT BROUGHT IN SUCH COURTS, AND KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION, PROCEEDING OR JUDGMENT BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM OR AN IMPROPER VENUE. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

6.2	WAIVER OF JURY TRIAL.

EACH PARTY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY CLAIM, CAUSE OF ACTION OR LITIGATION BASED ON, ARISING OUT OF, IN CONNECTION WITH, WITH RESPECT TO, OR RELATING TO, THIS DEED, ANY OF THE TRANSACTION DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS DEED OR ANY OF THE TRANSACTION DOCUMENTS (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE), AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER. EACH PARTY HERETO (A) CERTIFIES THAT NEITHER OF THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS DEED BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

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7.	Counterparts

This Deed may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

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Executed and delivered as a Deed.

Executed as a deed in accordance with

section 127 of the Corporations Act 2001 by

Prima BioMed Limited:

/s/ Lucinda Turnbull	/s/ Martin Rogers
Director Signature	Director/Secretary Signature

Lucinda Turnbull	Martin Rogers
Print Name	Print Name

Signed Sealed and Delivered for and on

behalf of SpringTree Special Opportunities

Fund, LP by SpringTree Global Investors,

LLC in the presence of:

/s/ Martin Rogers	/s/ Jeff Easton
Witness Signature	Authorised Officer Signature

Martin Rogers	Jeff Easton
Print Name	Print Name

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